Exhibit 99.3

                            EXCHANGE AGENT AGREEMENT



August __, 1997

Bankers Trust Company
Attention:        Corporate Trust and Agency Group
                  Manager Public Utilities Group
Four Albany Street
4th Floor
New York, New York 10006

Ladies and Gentlemen:

         The Southern Company, a Delaware corporation ("Southern"), Southern Company Capital Funding, Inc., a Delaware corporation, as Sponsor ("Capital"), and Southern Company Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby appoint Bankers Trust Company ("Bankers Trust") to act as exchange agent (the "Exchange Agent") in connection with an exchange offer by Southern, Capital and the Trust to exchange up to $325,000,000 aggregate liquidation amount of the Trust's 8.19% Exchange Capital Securities (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate liquidation amount of the Trust's outstanding 8.19% Capital Securities (the "Original Capital Securities" and, together with the Exchange Capital Securities, the "Capital Securities"). The terms and conditions of the exchange offer are set forth in a Prospectus dated August 4, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal, which together constitute the "Exchange Offer." The registered holders of the Capital Securities are hereinafter referred to as the "Holders." Capitalized terms used herein and not defined shall have the respective meanings ascribed thereto in the Prospectus.

         On the basis of the representations, warranties and agreements of Southern, Capital, the Trust and Bankers Trust contained herein and subject to the terms and conditions hereof, the following sets forth the agreement among Southern, Capital, the Trust and Bankers Trust, as Exchange Agent for the Exchange Offer:

1.       APPOINTMENT AND DUTIES AS EXCHANGE AGENT.

         a. Southern, Capital and the Trust hereby authorize Bankers Trust to act as Exchange Agent in connection with the Exchange Offer and Bankers Trust agrees to act as Exchange Agent in connection with the Exchange Offer. As Exchange Agent, Bankers Trust will perform those services as are outlined herein, including accepting tenders of Original Capital Securities, and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks, trust companies and other persons, including Holders of the Original Capital Securities.

         b. Southern, Capital and the Trust acknowledge and agree that Bankers Trust has been retained pursuant to this Agreement to act solely as Exchange Agent in connection with the Exchange Offer and, in such capacity, Bankers Trust shall perform such duties in good faith as are outlined herein.

         c. Bankers Trust will examine each of the Letters of Transmittal and certificates for Original Capital Securities and any other documents delivered or mailed to Bankers Trust by or for Holders of the Original Capital Securities, and any book-entry confirmations received by Bankers Trust with respect to the Original Capital Securities, to ascertain whether:

               (i) the Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with the instructions set forth therein and that such book-entry confirmations are in due and proper form and contain the information required to be set forth therein,

               (ii) the Original Capital Securities have otherwise been properly tendered, and

               (iii) Holders have provided their correct Tax Identification Number or required certification.

Determination of all questions as to validity, form, eligibility and acceptance for exchange of any Original Capital Securities shall be made by Southern, Capital or the Trust, whose determination shall be final and binding. In each case where the Letters of Transmittal or any other documents have been improperly completed or executed or where book-entry confirmations are not in due and proper form or omit certain information, or any of the certificates for Original Capital Securities are not in proper form for transfer or some other irregularity in connection with the tender or acceptance of the Original Capital Securities exists, Bankers Trust will endeavor upon request of Southern, Capital or the Trust to advise the tendering Holders of the irregularity and to take any other action as Southern, Capital or the Trust may request to cause such irregularity to be corrected. Notwithstanding the above, Bankers Trust shall not be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         d. With the approval of any officer of Capital or any other party designated by any such officer of Capital (such approval, if given orally, to be confirmed in writing), Bankers Trust is authorized to waive any irregularities in connection with any tender of Original Capital Securities pursuant to the Exchange Offer.

         e. Tenders of Original Capital Securities may be made only as set forth in the Letter of Transmittal and in the section of the Prospectus captioned "The Exchange Offer" and Original Capital Securities shall be considered properly tendered only when tendered in accordance with such procedures set forth therein. Notwithstanding the provisions of this paragraph, Original Capital Securities which any officer of Capital or any other party designated by any such officer of Capital shall approve (such approval, if given orally, to be confirmed in writing) as having been properly tendered shall be considered to be properly tendered.

         f. Bankers Trust shall advise Southern, Capital and the Trust with respect to any Original Capital Securities received as soon as possible after 5:00 p.m., New York City Time, on the Expiration Date and accept its instructions with respect to disposition of such Original Capital Securities.

         g. Bankers Trust shall deliver certificates for Original Capital Securities tendered in part to the transfer agent for split-up and shall return any untendered Original Capital Securities or Original Capital Securities which have not been accepted by Southern, Capital and the Trust to the Holders promptly after the expiration or termination of the Exchange Offer.

         h. Upon acceptance by Southern, Capital and the Trust of any Original Capital Securities duly tendered pursuant to the Exchange Offer (such acceptance, if given orally, to be confirmed in writing), Southern, Capital and the Trust will cause Exchange Capital Securities in exchange therefor to be issued as promptly as possible and Bankers Trust will deliver such Exchange Capital Securities on behalf of Southern, Capital and the Trust at the rate of $100,000 (100 Capital Securities) liquidation amount of Exchange Capital Securities for each $100,000 liquidation amount of Original Capital Securities tendered as promptly as possible after acceptance by Southern, Capital and the Trust of the Original Capital Securities for exchange and notice (such notice, if given orally, to be confirmed in writing) of such acceptance by Southern, Capital and the Trust. Unless otherwise instructed by Southern, Capital or the Trust, Bankers Trust shall issue Exchange Capital Securities only in denominations of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof.

         i. Tenders pursuant to the Exchange Offer are irrevocable, except that, subject to the terms and the conditions set forth in the Prospectus and the Letter of Transmittal, Original Capital Securities tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date in accordance with the terms of the Exchange Offer.

         j. The Trust shall not be required to exchange any Original Capital Securities tendered if any of the conditions set forth in the Exchange Offer are not met. Notice of any decision by Southern, Capital and the Trust not to exchange any Original Capital Securities tendered shall be given by Southern, Capital or the Trust either orally (if given orally, to be confirmed in writing) or in a written notice to Bankers Trust.

         k. If, pursuant to the Exchange Offer, Southern, Capital and the Trust do not accept for exchange all or part of the Original Capital Securities tendered because of an invalid tender, the occurrence of certain other events set forth in the Prospectus under the caption "The Exchange Offer -- Conditions to the Exchange Offer" or otherwise, Bankers Trust shall, upon notice from Southern, Capital or the Trust (such notice, if given orally, to be confirmed in writing), promptly after the expiration or termination of the Exchange Offer return such certificates for unaccepted Original Capital Securities (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in Bankers Trust's possession, to the persons who deposited such certificates.

         l. Certificates for reissued Original Capital Securities, unaccepted Original Capital Securities or Exchange Capital Securities shall be forwarded by
(a) first-class certified mail, return receipt requested under a blanket surety bond obtained by Bankers Trust protecting Bankers Trust, Southern, Capital and the Trust from loss or liability arising out of the non-receipt or non-delivery of such certificates or (b) by registered mail insured by Bankers Trust separately for the replacement value of each such certificate.

         m. Bankers Trust is not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, commercial bank, trust company or other nominee or to engage or use any person to solicit tenders.

         n.       As Exchange Agent, Bankers Trust:

               (i) shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing;

               (ii)   will   make   no   representations   and   will   have  no
          responsibilities as to the validity, value or genuineness of any of the certificates for the Original Capital Securities deposited pursuant to the Exchange Offer, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer;

               (iii) shall not be obligated to take any legal action hereunder which might in Bankers Trust's reasonable judgment involve any expense or liability, unless Bankers Trust shall have been furnished with indemnity reasonably satisfactory to it and additional fees for the taking of such action;

                  (iv) may reasonably rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to Bankers Trust and reasonably believed by Bankers Trust to be genuine and to have been signed by the proper party or parties;

                  (v) may reasonably act upon any tender, statement, request, comment, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Bankers Trust believes in good faith to be genuine and to have been signed or represented by a proper person or persons acting in a fiduciary or representative capacity;

                  (vi) may rely on and shall be protected in acting upon written or oral instructions from any officer of Capital or any other party designated by any such officer of Capital;

                  (vii) may consult with its own counsel with respect to any questions relating to Bankers Trust's duties and responsibilities and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by Bankers Trust hereunder in good faith and in accordance with the advice of such counsel; and

                  (viii) shall not advise any person tendering Original Capital Securities pursuant to the Exchange Offer as to whether to tender or refrain from tendering all or any portion of its Original Capital Securities or as to the market value, decline or appreciation in market value of any Original Capital Securities that may or may not occur as a result of the Exchange Offer or as to the market value of the Exchange Capital Securities.

         p. Bankers Trust shall take such action as may from time to time be requested by Southern, Capital or the Trust to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guaranteed Delivery or such other forms as may be approved from time to time by Southern, Capital and the Trust, to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Exchange Offer. Southern, Capital and the Trust will furnish Bankers Trust with copies of such documents at its request.

         q. Bankers Trust shall advise orally and promptly thereafter confirm in writing to Southern, Capital and the Trust and such other person or persons as Southern, Capital and the Trust may request, daily (and more frequently during the week immediately preceding the Expiration Date and if otherwise reasonably requested) up to and including the Expiration Date, the aggregate liquidation amount of Original Capital Securities which have been tendered pursuant to the terms of the Exchange Offer and the items received by Bankers Trust pursuant to the Exchange Offer and this Agreement. In addition, Bankers Trust will also provide, and cooperate in making available to Southern, Capital and the Trust, or any such other person or persons upon request made from time to time, such other information in its possession as Southern, Capital and the Trust may reasonably request. Such cooperation shall include, without limitation, the granting by Bankers Trust to Southern, Capital and the Trust, and such person or persons as Southern, Capital and the Trust may request, access to those persons on Bankers Trust's staff who are responsible for receiving tenders, in order to ensure that immediately prior to the Expiration Date Southern, Capital and the Trust shall have received adequate information in sufficient detail to enable Southern, Capital and the Trust to decide whether to extend the Exchange Offer. Bankers Trust shall prepare a final list of all persons whose tenders were accepted, the aggregate liquidation amount of Original Capital Securities tendered, the aggregate liquidation amount of Original Capital Securities accepted and deliver said list to Southern, Capital and the Trust.

         r. Letters of Transmittal, book-entry confirmations and Notices of Guaranteed Delivery shall be stamped by Bankers Trust as to the date and the time of receipt thereof and shall be preserved by Bankers Trust for a period of time at least equal to the period of time Bankers Trust preserves other records pertaining to the transfer of securities, or one year, whichever is longer, and thereafter shall be delivered by Bankers Trust to Southern, Capital and the Trust. Bankers Trust shall dispose of unused Letters of Transmittal and other surplus materials by returning them to Southern, Capital or the Trust.

         s. Bankers Trust hereby expressly waives any lien, encumbrance or right of set-off whatsoever that Bankers Trust may have with respect to any funds deposited with it for the payment of transfer taxes by reason of amounts, if any, borrowed by Southern, Capital or the Trust, or any of its or their subsidiaries or affiliates pursuant to any loan or credit agreement with Bankers Trust or for compensation owed to Bankers Trust hereunder or for any other matter.

2.       COMPENSATION.

         For services rendered as Exchange Agent hereunder, Bankers Trust shall be entitled to such reasonable compensation as shall be agreed to by Southern.

3.       INDEMNIFICATION.

         Southern, Capital and the Trust hereby agree to indemnify the Exchange Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Agreement pursuant to Section 10 hereof.

4.       GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

5.       NOTICES.

         Any communication or notice provided for hereunder shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, telecopy, or overnight delivery or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

If to Southern:               The Southern Company
                              270 Peachtree Street, N.W.
                              Atlanta, Georgia  30303
                              Attn:  Tommy Chisholm, Secretary
                              Telephone:       (770) 393-0650
                              Facsimile:       (404) 506-0544

If to Capital:                Southern Company Capital Funding, Inc.
                              64 Perimeter Center East
                              Atlanta, Georgia  30346
                              Attn:  Richard Childs, Assistant Secretary
                              Telephone:       (770) 393-0650
                              Facsimile:       (770) 821-2894

If to Bankers Trust:          Bankers Trust Company
                              Four Albany Street
                              4th Floor
                              New York, New York 10006
                              Telephone:       (212) 250-6826
                              Facsimile:       (212) 250-6725

If to the Trust:              Southern Company Capital Trust I
                              64 Perimeter Center East
                              Atlanta, Georgia  30346
                              Attn:  Richard Childs, Administrative Trustee
                              Telephone:       (770) 393-0650
                              Facsimile:       (770) 821-2894

or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section.

6.       PARTIES IN INTEREST.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly agree that no holder of Original Capital Securities or Exchange Capital Securities shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.       COUNTERPARTS; SEVERABILITY.

         This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, and all of such counterparts shall together constitute one and the same agreement. If any term or other provision of this Agreement or the application thereof is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision or the application thereof is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

8.       CAPTIONS.

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.       ENTIRE AGREEMENT; AMENDMENT.

         This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified nor may any provision hereof be waived except in writing signed by each party to be bound thereby.

10.      TERMINATION.

         This Agreement shall terminate upon the earliest of (a) the 90th day following the expiration, withdrawal, or termination of the Exchange Offer, (b) the close of business on the date of actual receipt of written notice by Bankers Trust from Southern, Capital and the Trust stating that this Agreement is terminated, (c) one year following the date of this Agreement, or (d) the time and date on which this Agreement shall be terminated by mutual consent of the parties hereto.

11.      MISCELLANEOUS.

         Bankers Trust hereby acknowledges receipt of the Prospectus and the Letter of Transmittal and the Notice of Guaranteed Delivery and further acknowledges that it has examined each of them. Any inconsistency between this Agreement, on the one hand, and the Prospectus and the Letter of Transmittal and the Notice of Guaranteed Delivery (as they may be amended or supplemented from time to time), on the other hand, shall be resolved in favor of the latter three documents, except with respect to the duties, liabilities and indemnification of Bankers Trust as Exchange Agent which shall be controlled by this Agreement.

Kindly indicate your willingness to act as Exchange Agent and Bankers Trust's acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to Southern a copy of this Agreement so signed, whereupon this Agreement and Bankers Trust's acceptance shall constitute a binding agreement among Bankers Trust, Southern, Capital and the Trust.

                                   Very truly yours,

                                   THE SOUTHERN COMPANY


                                   By:___________________________
                                      Name:
                                      Title:


                                   SOUTHERN COMPANY CAPITAL FUNDING, INC.


                                   By:___________________________
                                      Name:
                                      Title:


                                   SOUTHERN COMPANY CAPITAL TRUST I


                                   By:___________________________
                                      Name:
                                      Title:


Accepted as of the date first above written:

BANKERS TRUST COMPANY,
as Exchange Agent


By:___________________________
Name:
Title: